Exhibit 99.4


                          FORM OF LETTER
                        PURINA MILLS, INC.

                        Offer to Exchange

              9% Senior Subordinated Notes due 2010,

  which have been registered under the Securities Act of 1933, as amended,

                   for any and all Outstanding

              9% Senior Subordinated Notes due 2010


To Our Clients:

           Enclosed for your consideration is a Prospectus of Purina Mills, Inc., a Delaware corporation ("PMI" or the "Company"), dated ______ __, 1998 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Exchange Offer") of registered 9% Senior Subordinated Notes due 2010 (the "New Notes") for any and all outstanding 9% Senior Subordinated Notes due 2010 (the "Old Notes") (CUSIP No. 746275 AA 4), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of PMI contained in the Registration Rights Agreement, dated as of March 12, 1998, between PMI and Credit Suisse First Boston Corporation and Chase Securities Inc. (as the Initial Purchasers).

           This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

           Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

           Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________ __, 1998 (THE "EXPIRATION DATE") (30 CALENDAR DAYS FOLLOWING THE COMMENCEMENT OF THE EXCHANGE OFFER), UNLESS EXTENDED BY PMI. ANY OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME ON THE EXPIRATION DATE.

           Your attention is directed to the following:

           1. The Exchange Offer is for any and all Old Notes.

           2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The
Exchange Offer-Conditions."

           3. Any transfer taxes incident to the transfer of Old
Notes from the holder to PMI will be paid by PMI, except as otherwise provided in the Instructions in the Letter of Transmittal.

           4. The Exchange Offer expires at 5:00 p.m., New York
City time, on the Expiration Date unless extended by PMI.

           If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

          Instructions with Respect to the Exchange Offer

           The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus, dated ________ __, 1998, of Purina
Mills, Inc., a Delaware corporation, and the related specimen
Letter of Transmittal.


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      This will instruct you to tender the number of Old Notes
indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

Box 1  [ ] Please tender my Old Notes held by you for my
           account. If I do not wish to tender all of the Old
           Notes held by you for my account, I have identified on a signed schedule attached hereto the number of Old
           Notes that I do not wish tendered.

Box 2  [ ] Please do not tender any Old Notes held by you for my account.
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Date_____________, 1998       ___________________________________
                                         Signature(s)

                              ___________________________________



                              ___________________________________
                                    Please print name(s) here

                              ___________________________________
                                    Area Code and Telephone No.



      UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE
SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN
INSTRUCTION TO US TO TENDER ALL OLD NOTES.


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